Exhibit 107
EX-FILING FEES

Calculation of Filing Fee Tables

424(b)(2)
(Form Type)

KKR Real Estate Finance Trust Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	457(o	)	6,900,000	$20.83	$143,727,000	.0000927	$13,324
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts						$143,727,000		$13,324	(1)
	Total Fees Previously Paid
	Total Fee Offsets								$13,324	(2)
	Net Fee Due								$0.00

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	KKR Real Estate Finance Trust Inc.	S-3	333-229043	12/27/2018		$13,324	Equity	Common Stock, par value $0.01 per share	$200,208,058	$200,208,058
Fee Offset Sources	KKR Real Estate Finance Trust Inc.	S-3	333-229043		12/27/2018						$18,560

(1)	Calculated in accordance with Rule 457(o), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
KKR Real Estate Finance Trust Inc. (the “Company”) previously registered securities having an aggregate offering price of up to $750,000,000 pursuant to a Registration Statement on Form S-3 (Registration No. 333-229043), filed with the Securities and Exchange Commission on December 27, 2018 (the “Prior Registration Statement”) and concurrently submitted a registration fee of $79,931.40 (the “Prior Fee Payment”). An aggregate offering price of $394,541,942 in securities was sold under the Prior Registration Statement and then the offering was terminated.

The Company then previously registered securities having an aggregate offering price of (1) up to $126,500,000, offered by means of a 424(b)(5) prospectus, dated January 6, 2022 and filed on January 7, 2022 and (2) up to $30,000,000, offered by means of a 424(b)(5) prospectus supplement, dated January 11, 2022 and filed on January 12, 2022 (collectively, the “January Prospectus Supplements”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-261854), filed with the Securities and Exchange Commission on December 22, 2021. In connection with the filing of the January Prospectus Supplements, the total registration fee was $14,508, which was satisfied by offsetting the full amount of the filing fee due against the Prior Fee Payment. An aggregate offering price of $155,250,000 in securities was sold under the January Prospectus Supplement and then the offering was terminated.

Pursuant to Rule 457(p) under the Securities Act, registration fees of $18,560 that have already been paid and remain unused with respect to securities that were previously registered pursuant to the Prior Registration Statement and were not sold thereunder may be applied to the filing fees payable pursuant to this prospectus supplement.